                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement              [_] Confidential, for Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule

                                ePRESENCE, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
     (5) Total fee paid:

         ---------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

         ---------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------
     (3) Filing Party:

         ---------------------------------------------------------------------
     (4) Date Filed:

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

                                ePRESENCE, INC.
                               120 Flanders Road
                         Westboro, Massachusetts 01581

              Notice of Annual Meeting of Stockholders to be Held
                           on Thursday, May 9, 2002

   The Annual Meeting of Stockholders of ePresence, Inc., a Massachusetts corporation (the "Company"), will be held at the Wyndham Westboro, 5400 Computer Drive, Westboro, Massachusetts on Thursday, May 9, 2002, at 2:00 p.m., local time, to consider and act upon the following matters:

    1. To elect one Class I Director to serve for the ensuing three years.

    2. To ratify and approve an amendment to the Company's 2001 Stock Incentive Plan increasing from 1,200,000 to 1,950,000 the number of shares of Common Stock of the Company authorized for issuance under such plan.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on March 22, 2002 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. The stock transfer books of the Company remain open.

   A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement.

   All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          RICHARD M. SPAULDING,
                                          Senior Vice President and Chief
                                          Financial Officer, Treasurer and Clerk

Westboro, Massachusetts
April 5, 2002

   Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                                ePRESENCE, INC.
                               120 Flanders Road
                         Westboro, Massachusetts 01581

            Proxy Statement for the Annual Meeting of Stockholders
                      To Be Held on Thursday, May 9, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ePresence, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Wyndham Westboro, 5400 Computer Drive, Westboro, Massachusetts on Thursday, May 9, 2002, at 2:00 p.m., local time, and at any adjournment or adjournments of the meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

   At the close of business on March 22, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 22,830,539 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share as to all matters submitted to the stockholders at the Annual Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2001 are first being sent or given to stockholders on or about April 5, 2002. The Company will, upon written request of any stockholder, provide without charge a copy of its Annual Report on Form 10-K, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission on April 1, 2002. Requests should be addressed to the Treasurer of the Company, 120 Flanders Road, Westboro, Massachusetts 01581.

Votes Required

   Under the Company's Amended and Restated By-laws (the "By-laws"), the holders of a majority of the number of votes represented by shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the approval of the amendment to the Company's 2001 Stock Incentive Plan.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on the matters being presented for stockholder approval at the Annual Meeting that are described in this Proxy Statement.

Beneficial Ownership of Common Stock

   The following table sets forth certain information, as of December 31, 2001 (except as otherwise specified), with respect to the beneficial ownership of the Company's Common Stock by (1) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each director and nominee for director of the Company, (3) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (4) all directors and executive officers of the Company as of December 31, 2001 as a group, as well as the beneficial ownership of Switchboard Incorporated ("Switchboard" or "SWBD"), the Company's majority-owned subsidiary, by the directors and executive officers of the Company:

                                                 Number of                   Number of
                                                 Shares of                   Shares of
                                                  Company    Percentage of      SWBD
                                                   Common       Company        Common
                                                   Stock         Common        Stock
                                                Beneficially     Stock      Beneficially
               Beneficial Owner                   Owned(1)   Outstanding(2) Owned(1)(3)
               ----------------                 ------------ -------------- ------------
5% Stockholders
HarbourVest Partners V-Direct Fund, L.P.
   c/o HarbourVest Partners, LLC
   One Financial Center, 44th Floor
   Boston, Massachusetts 02111(4)..............  3,947,380        16.2%           N/A
Microsoft Corporation
   One Microsoft Way
   Redmond, Washington 98052(5)................  1,750,000         7.1%           N/A
Dimensional Fund Advisors Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401(6)...........  1,494,726         6.5%           N/A
William P. Ferry
   120 Flanders Road
   Westboro, Massachusetts 01581(7)............  1,524,186         6.3%       185,000
Massachusetts Financial Services Company
   500 Boylston Street
   Boston, Massachusetts 02116(8)..............  1,210,444         5.3%           N/A
Royce & Associates, Inc.
   1414 Avenue of the Americas, 10th Floor
   New York, NY 10019 (9)......................  1,185,600         5.2%           N/A
Directors and Officers
Anthony J. Bellantuoni(10).....................    172,384           *              0
John F. Burton(11).............................    136,000           *              0
Rodney P. Jackson(12)..........................    102,686           *          1,000
Albert A. Notini(13)...........................     24,000           *              0
John J. Rando(13)..............................     24,000           *              0
Fontaine K. Richardson(14).....................     62,944           *              0
Scott Silk(15).................................    255,834         1.1%        10,000
Richard M. Spaulding(16).......................    217,479           *        115,000
Robert M. Wadsworth(17)........................  3,972,630        16.3%       100,000
All directors and executive officers as a group
  (10 persons)(18).............................  6,492,143        24.9%       411,000

--------
*   Less than 1%
(1) The inclusion herein of any shares of the Company or Switchboard Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Company or Switchboard Common Stock, held by such person that are currently exercisable or convertible or exercisable or convertible within 60 days after December 31, 2001.

(2) Number of shares deemed outstanding includes 23,000,539 shares issued and outstanding as of December 31, 2001 plus, with respect to any beneficial owner, any shares subject to stock options, warrants or other securities convertible into Company Common Stock that are deemed to be beneficially owned by such person.
(3) The shares of Switchboard Common Stock held by each person listed above comprises less than one percent of the Switchboard Common Stock outstanding, except for Mr. Ferry who owns 1.0%. All directors and executive officers of the Company as a group hold 2.2% of the total outstanding shares of Switchboard.
(4) On February 14, 2001, HarbourVest Partners, LLC ("HarbourVest") filed a
    Schedule 13G/A with the Securities and Exchange Commission reporting beneficial ownership of a total of 3,947,380 shares of Company Common Stock, consisting of (i) 2,631,580 shares of Common Stock, and (ii) 1,315,800 shares of Common Stock issuable upon exercise of warrants. HarbourVest is the managing member of HVP V-Direct Associates L.L.C., which is the general partner of HarbourVest Partners V-Direct Fund L.P. ("HarbourVest Fund"), the record and ultimate owner of such shares. HarbourVest, in its capacity as managing member of the general partner of HarbourVest Fund, has the sole power to vote and dispose of the shares owned by HarbourVest Fund and the shares issuable upon exercise of the warrants. Messrs. D. Brooks Zug and Edward W. Kane are managing members of HarbourVest and, as such, they share the voting control of HarbourVest. Neither of Messrs. Zug or Kane own of record any shares of the Company, however, as a result of their positions, they may be deemed to be beneficial owners of, and to have the power to exercise or to direct the exercise of voting and/or dispositive power with respect to, the shares owned by HarbourVest Fund. Messrs. Zug and Kane disclaim beneficial ownership over such shares. The foregoing information is reported herein in reliance upon such filing.
(5) On January 28, 1999, Microsoft Corporation filed a Schedule 13G/A with the Securities and Exchange Commission reporting, as of January 8, 1999, beneficial ownership of a total of 1,750,000 shares of Company Common Stock issuable upon exercise of a warrant and sole voting and dispositive power with respect to such shares. This information is reported herein in reliance upon such filing.
(6) On February 12, 2002, Dimensional Fund Advisors Inc. ("DFA") filed a
    Schedule 13G/A with the Securities and Exchange Commission reporting beneficial ownership of 1,494,726 shares of Company Common Stock, with sole voting and dispositive power with respect to such shares. DFA, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, DFA possesses voting and/or investment power over the shares that are owned by the Funds. All securities reported in the Schedule 13G/A are owned by the Funds. DFA disclaims beneficial ownership of such securities. This information is reported herein in reliance upon such filing.
(7) With respect to the number of shares of Company Common Stock beneficially owned, includes 1,084,186 shares issuable upon exercise of stock options held by Mr. Ferry and 180,000 shares subject to the Company's right to repurchase all or part of such shares at their purchase price in the event that certain conditions are not satisfied prior to specified dates ("Restricted Stock"). With respect to the number of shares of Switchboard Common Stock beneficially owned, includes 160,000 shares issuable upon exercise of stock options held by Mr. Ferry, of which 70,000 would be subject to Swtichboard's right to repurchase at their exercise price.
(8) On February 12, 2002, Massachusetts Financial Services Company ("MFS") filed a Schedule 13G/A with the Securities and Exchange Commission reporting beneficial ownership of, and sole dispositive power with respect to, a total of 1,210,444 shares of Company Common Stock. MFS has sole voting power with respect to 1,122,064 of such shares. The 1,210,444 shares are also beneficially owned by certain other non-reporting entities as well as MFS. This information is reported herein in reliance upon such filing.
(9) On February 11, 2002, Royce & Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of 1,185,600 shares of Company Common Stock, with sole voting and dispositive power with respect to such shares. This information is reported herein in reliance upon such filing.

(10) Includes 68,384 shares issuable upon exercise of stock options held by Mr. Bellantuoni and 80,000 shares of Restricted Stock.
(11) Consists of 136,000 shares issuable upon exercise of stock options held by Mr. Burton.
(12) With respect to the number of shares of Company Common Stock beneficially owned, includes 70,000 shares issuable upon exercise of stock options held by Mr. Jackson and 10,000 shares of Restricted Stock.
(13) Consists of 24,000 shares issuable upon exercise of stock options held by each of Messrs. Notini and Rando.
(14) Includes 36,000 shares issuable upon exercise of stock options held by Mr. Richardson.
(15) With respect to the number of shares of Company Common Stock beneficially owned, includes 145,834 shares issuable upon exercise of stock options held by Mr. Silk and 80,000 shares of Restricted Stock.
(16) With respect to the number of shares of Company Common Stock beneficially owned, includes 98,479 shares issuable upon exercise of stock options held by Mr. Spaulding and 80,000 shares of Restricted Stock. With respect to the number of shares of Switchboard Common Stock beneficially owned, includes 101,250 shares issuable upon exercise of stock options held by Mr. Spaulding, of which 70,000 would be subject to Swtichboard's right to repurchase at their exercise price, and 1,000 shares held by Mr. Spaulding's wife.
(17) With respect to the number of shares of Company Common Stock beneficially owned, consists of 25,250 shares issuable upon exercise of stock options held by Mr. Wadsworth and 3,947,380 shares beneficially owned by HarbourVest Fund, as more fully described in note (4) above. Mr. Wadsworth is a managing director of HarbourVest Partners, LLC, which is the managing member of HVP V-Direct Associates, L.L.C., a general partner of HarbourVest Fund. Mr. Wadsworth disclaims beneficial ownership of all shares beneficially owned by HarbourVest Fund. With respect to the number of shares of Switchboard Common Stock beneficially owned, consists of 100,000 shares issuable upon exercise of stock options held by Mr. Wadsworth, of which 70,000 would be subject to Switchboard's right to repurchase at their exercise price.
(18) Includes the shares and shares issuable upon exercise of stock options listed in Notes (7) and (10)--(17) above.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The By-laws provide that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I, Class II and Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2002, 2003 and 2004, respectively (in all cases subject to their earlier death, resignation or removal). There is currently one Class I director vacancy. The stockholder proxies will not be voted for a greater number of persons than the one nominee named below.

   The persons named in the enclosed proxy will vote to elect John J. Rando as a Class I Director to serve for the ensuing three years, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. The nominee is currently a Class I Director of the Company. The nominee has indicated his willingness to serve, if elected, but if he should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

Directors and Nominees

   The following information sets forth, for each director of the Company (including the nominee for Class I Director), his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other corporations for which he serves as a director and the year during which he first became a director of the Company.

                         Nominee for Class I Director

   John J. Rando, 50, has been a director of the Company since October 1999. Since November 1999, Mr. Rando has served as an advisor and partner at NewcoGen Group LLC, a venture development firm. From June 1998 to July 1999, Mr. Rando served as Senior Vice President and Group General Manager at Compaq Computer Corporation, a global supplier of computing systems and enterprise solutions. From November 1976 to June 1998, Mr. Rando served as Senior Vice President and Group General Manager at Digital Equipment Corporation, a provider of client/server computing solutions. Presently, Mr. Rando is Chairman of the Board of @Stake, Inc., Ecora Software Corp. and Storability, Inc.

           Class II Directors (Terms expire at 2003 Annual Meeting)

   John F. Burton, 50, has been a director of the Company since 1991. From November 1996 to October 1997, he served as Chairman of the Board. Since 1997, Mr. Burton has been a Managing Director of Updata Capital, Inc., an investment banking firm; and is a Managing General Partner of Updata Venture Partners, LLC, a venture capital firm. Mr. Burton is a director of OTG Software, Inc.

   Fontaine K. Richardson, 60, has been a director of the Company since 1984. From 1983 to December 2000, he was a General Partner of Eastech Management Company, a private venture capital firm. He is currently a private investor. Mr. Richardson is a director of Mentor Graphics Corporation.

   Robert M. Wadsworth, 41, has been a director of the Company since March 1998. He has been a managing director of HarbourVest Partners, LLC, a venture capital management company, since January 1997. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, LLC, in July 1986. He is a director of Switchboard, Concord Communications, Inc., Trintech Group PLC, Network Engines and several private companies. Mr. Wadsworth is a general partner of several private equity funds managed by HarbourVest.

           Class III Directors (Terms expire at 2004 Annual Meeting)

   Albert A. Notini, 45, has been a director of the Company since October 1999. Since October 2000, Mr. Notini has served as Executive Vice President and Chief Financial Officer of Manufacturers' Services, Ltd., a global electronic manufacturing services company. From May 2000 to October 2000, Mr. Notini served as Executive Vice President and General Counsel of Manufacturers' Services Ltd. From July 1999 to May 2000, Mr. Notini served as Executive Vice President at Getronics, N.V., a Netherlands-based network services company. From February 1994 to June 1999, Mr. Notini served as General Counsel for Wang Global Inc., an information technology network services company. From January 1999 to June 1999, Mr. Notini also served as Executive Vice President, Corporate Development and Administration at Wang. Prior to joining Wang, Mr. Notini was a senior partner at the law firm of Hale and Dorr LLP in Boston, Massachusetts.

   William P. Ferry, 49, has been Chairman of the Board since October 1997. He has been a director of the Company and served as President and Chief Executive Officer since February 1997. Mr. Ferry has served as a director of Switchboard since March 1997 and has been Switchboard's Chairman of the Board since February 1998. From August 1990 to February 1997, he served in various management capacities at Wang Laboratories, Inc., a global network and desktop integration and services company, including President, Services Division from July 1994 to February 1997 and Senior Vice President and General Manager, North American Operations from January 1993 to July 1994.

Board and Committee Meetings

   The Company has a standing Audit Committee of the Board of Directors, which reviews the results and scope of the audit and other services, if any, provided by the Company's independent auditors. The Audit Committee met five times during 2001. The current Audit Committee members are Messrs. Rando, Richardson and Wadsworth.

   The Company has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of each executive officer, providing recommendations to the Board regarding compensation programs of the Company and administering certain of the Company's employee benefit plans. The Compensation Committee met three times during 2001. The current members of the Compensation Committee are Messrs. Burton, Notini and Richardson.

   The Company has a standing Nominating Committee of the Board, which provides recommendations to the Board with respect to candidates for directors of the Company. The Nominating Committee considers nominees recommended by stockholders of the Company. Any stockholder may submit such a recommendation in writing to the Nominating Committee by addressing it to the attention of the Clerk of the Company. The Nominating Committee did not meet during 2001. The current members of the Nominating Committee are Messrs. Burton, Ferry and Richardson.

   The Board of Directors met five times during 2001. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all Committees on which he then served.

Director Compensation

   Members of the Board of Directors who are not employees of the Company ("Outside Directors") are paid a retainer of $4,000 per year. In addition, Outside Directors receive $1,000 for each Board meeting attended and $500 for each Committee meeting attended. The Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

   Directors have the option of electing to receive the following year's entire annual cash retainer and fees for Board and Committee meeting attendance in Company Common Stock instead of cash. Additionally, directors may elect, prior to the beginning of each year, to receive their annual compensation on a deferred basis under the Company's Deferred Compensation Plan. Under this plan, participating directors select investment measurement options against which their deferred fees are benchmarked. Once the deferred amounts are due to a director upon termination of his service as a director, the amount paid will be based upon the performance of the investment vehicles selected. Messrs. Burton, Notini, Rando and Richardson each participated in the Deferred Compensation Plan for 2001 and selected the ePresence stock fund as their investment benchmark vehicle. The ePresence stock fund is designed to mirror the performance of the Company's Common Stock. When the directors terminate their service, they will receive their deferred compensation based upon the performance of the Company's Common Stock during the time that their compensation was deferred. This plan is available to executive officers of the Company as well as directors.

   Under the terms of the Company's 1992 Director Stock Option Plan, as amended (the "Director Plan"), Outside Directors of the Company receive, on the date of each annual meeting of stockholders, nonstatutory stock options to purchase 8,000 shares of Common Stock. These options have an exercise price equal to fair market value on the grant date and vest on the first anniversary of the grant date. During 2001, Messrs. Burton, Notini, Rando, Richardson and Wadsworth were each granted such a stock option for 8,000 shares of Common Stock at an exercise price of $4.00 per share. Under the Director Plan, after four years of service on the Board, each Outside Director also receives a nonstatutory option to purchase 16,000 shares of Common Stock, which vests in equal annual installments over four years. No Outside Directors were eligible to receive such a grant during 2001. Also under the Director Plan, newly elected Outside Directors receive a nonstatutory stock option for 32,000 shares of Common Stock, which vests in equal annual installments over four years. There were no new directors elected to the Board during 2001.

Executive Compensation

  Summary Compensation

   The following table sets forth certain information concerning the compensation of (1) the Company's Chief Executive Officer and (2) the Company's four other executive officers during the year ended December 31, 2001 who were serving as executive officers of the Company on December 31, 2001, and whose individual total salary and bonus exceeded $100,000 during such year (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation(1)   Long-Term Compensation Awards
                                    ---------------------- ----------------------------------
                                                                        Securities Securities
                                                                        Underlying Underlying
                                                            Restricted   Company      SWBD     All Other
                                                              Stock      Options    Options   Compensation
Name and Principal Position(2) Year Salary($)  Bonus($)(3) Awards($)(4)   (#)(5)     (#)(5)      ($)(6)
------------------------------ ---- ---------  ----------- ------------ ---------- ---------- ------------
   William P. Ferry........... 2001 $550,000    $223,000     $      0    650,000     20,000     $15,501
    Chairman of the Board,     2000  500,000     324,000      823,200          0          0       6,447
      President and Chief      1999  400,000     350,000            0    300,000    100,000      10,971
      Executive Officer
   Rodney P. Jackson(7)....... 2001  240,000      50,000            0     30,000          0       3,366
    Senior Vice President,
      Americas
   Scott G. Silk.............. 2001  240,000      50,000            0     75,000          0       5,078
    Senior Vice President,     2000  220,000     100,000      334,400     40,000          0       3,896
     Sales and Marketing       1999  180,769      85,000      277,200    150,000          0       2,392
   Richard M. Spaulding....... 2001  225,000      50,000            0          0     20,000       4,714
    Senior Vice President      2000  200,000     100,000      334,400     48,000          0       5,786
      and Chief Financial      1999  180,000     100,000            0     20,000     40,000       1,388
      Officer
   Anthony J. Bellantuoni..... 2001  200,000      35,000            0          0          0       9,086
    Senior Vice President,     2000  180,000      77,500      334,400     40,000          0       5,893
      Human Resources          1999  155,000      75,000            0     15,000          0       3,168

--------
(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation was in all cases less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.
(2) Lists the principal position with the Company as of December 31, 2001.
(3) Represents amounts awarded as annual incentive bonuses.
(4) Represents the fair market value of the award of Restricted Stock (calculated by multiplying the per share fair market value of the Common Stock on the date of grant to the recipient by the number of shares of Restricted Stock subject to the award, minus the amount paid by the Named Executive Officer for such Restricted Stock). In December 2000, Messrs. Ferry, Spaulding, Bellantuoni and Silk received a total of 240,000, 80,000, 80,000 and 80,000 shares of Restricted Stock, respectively, and in October 2000 Mr. Jackson received 20,000 shares of Restricted Stock. As of December 31, 2001, William P. Ferry held 180,000 shares of Restricted Stock at a value of $752,400; Mr. Silk, Mr. Spaulding and Mr. Bellantuoni each held 80,000 shares of Restricted Stock at a value of $334,400; and Mr. Jackson held 10,000 shares of Restricted Stock at a value of $41,800. The preceding values of such holdings are calculated based on the fair market value of the Common Stock on December 31, 2001 ($4.19 per share) minus the amount paid by the Named Executive Officer for such Restricted Stock. With respect to the Restricted Stock held by Mr. Ferry, 30,000 shares will vest on each of April 15, 2002 and October 15, 2002 and the remaining 120,000 shares will vest on November 16, 2003. With respect to the Restricted Stock held by Messrs. Silk, Spaulding and Bellantuoni, each of their 80,000 shares will vest on October 19, 2003. With respect to the Restricted Stock held by Mr. Jackson, all 10,000 shares will vest on October 19, 2002. The vesting schedules for the Restricted Stock that vests fully on October 19, 2003 in the case of Messrs. Silk, Spaulding and Bellantuoni (80,000 shares each) and for the Restricted Stock that vests fully on November 16, 2003 in the case of Mr. Ferry (120,000 shares), are subject to acceleration in part upon the achievement of specified targets for the fair market value of the Common Stock. Each Named Executive Officer is entitled to the same dividends with respect to his shares of Restricted Stock as are paid to holders of unrestricted shares of Common Stock.
(5) Reflects the grant of options to purchase Company or Switchboard Common Stock, as applicable.
(6) Represents Company contributions to the Company's 401(k) Plan and amount paid for insurance premiums. In 2001, the Company paid $3,366 in 401(k) Plan contributions for each of Messrs. Ferry, Jackson, Silk, Spaulding and Bellantuoni; and $12,135, $1,712, $1,348 and $5,720 in group life insurance premiums for Messrs. Ferry, Silk, Spaulding and Bellantuoni, respectively.
(7) Mr. Jackson became an executive officer of the Company in January 2001.

  Option Grants, Exercises and Year-End Values

   The following tables set forth certain information concerning option grants and exercises during the year ended December 31, 2001 to or by the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable Value
                                                                                 At Assumed Annual Rates
                                                                               of Stock Price Appreciation
                                          Individual Grants                        for Option Term(3)
                       ------------------------------------------------------- ---------------------------
                                               Percent of
                                     Number      Total
                                       of       Options   Exercise
                                   Securities   Granted    or Base
                                   Underlying      to       Price
                        Company     Options    Employees     Per
                        Granting    Granted    in Fiscal    Share   Expiration
Name                     Option      (#)(1)       Year    ($/sh)(2)    Date         5%            10%
----                   ----------- ----------  ---------- --------- ----------  ----------    ----------
William P. Ferry......   ePresence  300,000(4)   15.41%     $5.81     1/25/11  $1,096,173    $2,777,819
                         ePresence  350,000(5)   17.98%     $2.87    10/15/11  $  631,730    $1,600,872
                       Switchboard   10,000        .78%     $2.63     4/23/11  $   16,509    $   41,835
                       Switchboard   10,000        .78%     $4.08     5/15/11  $   25,659    $   65,023
Rodney P. Jackson.....   ePresence   30,000       1.54%     $5.81     1/25/11  $  109,617    $  277,782
Scott G. Silk.........   ePresence   75,000       3.85%     $3.08     7/26/11  $  145,276    $  368,145
Richard M. Spaulding..   ePresence        0         --         --          --          --            --
                       Switchboard   10,000        .78%     $2.63     4/23/11  $   16,509    $   41,835
                       Switchboard   10,000        .78%     $4.08     5/15/11  $   25,659    $   65,023
Anthony J. Bellantuoni   ePresence        0         --         --          --          --            --

--------
(1) Unless otherwise indicated, each Company option grants a right to purchase shares of Common Stock that vests in three equal annual installments beginning one year after the date of grant, with the exception of Mr. Ferry's option grants which vest monthly. Vesting of certain of the options may be accelerated under specified circumstances. See "Certain Relationships and Related Transactions--Other Executive Employment Arrangements." The Switchboard options which expire on April 23, 2011 are fully vested, and the Switchboard options which expire on May 15, 2011 will fully vest on the date of the 2002 Annual Meeting of Stockholders of Switchboard.
(2) Equal to the per share fair market value of the underlying shares of Company or Switchboard Common Stock on the date of grant, as applicable.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
(4) Option vests monthly over eighteen months, commencing in February 2001.
(5) Option vests monthly over nineteen months, commencing in June 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities
                                     Shares              Underlying Unexercised   Value of Unexercised In-
                        Company     Acquired    Value    Options at Fiscal Year-    the-Money Options at
                        Granting       on      Realized        End (#)(2)          Fiscal Year-End ($)(3)
Name                     Option    Exercise(#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                   ----------- ----------- -------- ------------------------- -------------------------
William P. Ferry......   ePresence     --         --        1,002,934/527,066        $1,125,200/$462,000
                       Switchboard     --         --            120,000/0                 $6,250/$0
Rodney P. Jackson.....   ePresence     --         --          60,000/75,000                 $0/$0
Scott G. Silk.........   ePresence     --         --         128,334/136,666             $0/$83,250
Richard M. Spaulding..   ePresence     --         --          98,479/38,600              $96,753/$0
                       Switchboard     --         --            61,250/0                  $9,063/$0
Anthony J. Bellantuoni   ePresence     --         --          68,384/31,616              $58,200/$0

--------
(1) Represents the difference between the aggregate fair market value of the underlying shares of Common Stock on the date of exercise and the aggregate exercise price. None of the Named Executive Officers exercised options during 2001.
(2) Switchboard options are immediately exercisable upon grant. Any shares received upon the exercise of an unvested portion of the option are subject to Switchboard's right to repurchase at their exercise price.
(3) Based on the aggregate fair market value of the underlying shares of Company and Switchboard Common Stock on December 31, 2001 ($4.19 and $3.25 per share, respectively), less the aggregate option exercise price.

Certain Relationships and Related Transactions

  Mr. Ferry's Employment Agreement

   Pursuant to the terms of his Employment Agreement, as amended (the "Employment Agreement"), Mr. Ferry is employed by the Company as its Chairman of the Board, President and Chief Executive Officer, and currently is paid a minimum annual salary of $550,000 and earns a minimum annual bonus of $350,000, based upon the achievement of certain performance objectives determined by the Board. $120,000 of such bonus is paid to Mr. Ferry as a non-recoverable advance against his bonus in quarterly installments. The Employment Agreement also contains confidentiality and noncompetition provisions.

   Pursuant to the terms of his Employment Agreement, during 2001 the Company granted Mr. Ferry (i) a stock option to purchase 300,000 shares of Common Stock at a per share exercise price of $5.81, and (ii) a stock option to purchase 350,000 shares of Common Stock at a per share exercise price of $2.87. The Employment Agreement also provides for the forgiveness over a five year period of any loans made to Mr. Ferry, plus accrued interest, for the purpose of satisfying his federal, state and local tax obligations with respect to the issuance or vesting of shares of Restricted Stock, subject to his continued employment with the Company on each applicable annual anniversary date. See "Certain Relationships and Related Transactions - Other Related Transactions" for a discussion regarding loans to Mr. Ferry.

   Upon the occurrence of a change in control (as defined in his Employment Agreement), (i) all of Mr. Ferry's unvested stock options will become 100% vested and exercisable, (ii) Mr. Ferry's Restricted Stock will become 100% vested and no longer subject to a right of repurchase by the Company, (iii) Mr. Ferry will receive a lump sum payment in cash equal to the sum of 2.99 times his annual base salary and target bonus, and (iv) the Company will forgive any outstanding loans from the Company to Mr. Ferry, plus accrued interest, in order to pay federal, state and local tax obligations with respect to the vesting or issuance of shares of Restricted Stock. Upon Mr. Ferry's death or disability, 50% of any unvested shares of Restricted Stock will vest.

   The Company may terminate the Employment Agreement upon sixty days written notice to Mr. Ferry. In the event of such a termination, Mr. Ferry will be entitled to receive: (i) benefits for two years, (ii) continued option vesting for one year, (iii) continued Restricted Stock vesting for one year, with respect to 120,000 shares of Restricted Stock, and (iv) a cash payment from the Company equal to the sum of two times his annual base salary and target bonus.

   Mr. Ferry may terminate the Employment Agreement for good reason with 60 days' notice upon the occurrence of certain specified events generally relating to diminished responsibility with the Company. Upon such termination for good reason, Mr. Ferry will receive the same compensation, benefits and vesting continuation set forth in the prior paragraph.

  Other Executive Employment Arrangements

   The Company has entered into Employment Agreements with Messrs. Silk and Jackson and Executive Retention Agreements with Messrs. Spaulding and Bellantuoni.

   The agreements with Messrs. Silk, Spaulding and Bellantuoni provide for the forgiveness over a five year period of any loans made to each such executive officer for the purpose of satisfying his federal, state and local tax obligations with respect to the issuance or vesting of shares of Restricted Stock, subject to his continued employment with the Company on each applicable annual anniversary date. See "Certain Relationships and Related Transactions - Other Related Transactions" for a discussion regarding loans to the executive officers. In addition, upon a change in control of the Company, the Company will forgive any such outstanding loans.

   The agreements with Messrs. Spaulding and Bellantuoni provide that upon a change in control of the Company, 50% of all unvested stock options held by each such executive officer will vest and 100% of all shares of Restricted Stock held by each such executive officer will vest and no longer be subject to the Company's right of repurchase. In addition, if subsequent to a change in control, such executive officer is terminated by the Company without cause or resigns for good reason, such executive officer will receive a minimum of one year of severance pay (including bonuses calculated at a level assuming achievement of targets) and a minimum of one year of continuation of benefits, and the remainder of his stock options will vest. The agreements also provide for six months of severance pay (including bonuses) and benefits upon the termination of employment (other than relating to a change in control) by the Company other than for death, disability or cause or by such executive officer for a material reduction in responsibilities. Additionally, Messrs. Spaulding and Bellantuoni agreed to confidentiality provisions and to remain in the employ of the Company upon certain events relating to a change in control.

   The agreements with Messrs. Silk and Jackson provide that if the Company terminates such executive officer's employment for any reason other than for cause or in the event of a change in control, or, in the case of Mr. Jackson, if Mr. Jackson terminates his employment in the event of a material reduction in responsibilities in effect immediately prior to a change in control or after the relocation of his position outside of a reasonable commuting distance within New England, each will receive: (1) his base salary for a maximum of six months, (2) all accrued bonuses, and (3) medical and dental benefits for up to six months. In addition, Mr. Jackson will receive accelerated vesting of any stock options that would vest within the six month period following the termination date. If the Company terminates either of Messrs. Silk or Jackson within twelve months after a change in control, such executive officer will receive twelve and six months, respectively, of base salary and their target bonus. Messrs. Silk and Jackson must provide 60 and 30 days' notice, respectively, prior to terminating their employment with the Company.

  Microsoft Alliance

   On January 8, 1999, the Company entered into a three-year Alliance Agreement with Microsoft Corporation ("Microsoft") under which the two companies agreed to develop new services and software tools that increase the interoperability, connectivity and integration among their products. As part of the alliance, the Company agreed to expand its Microsoft certified network services organization, establish Customer Solutions Centers and work with Microsoft to develop worldwide sales and marketing programs. Under the agreement, Microsoft has contributed $8,400,000 over a three-year period to fund these initiatives and for the purchase of 1,750,000 common stock warrants. The common stock warrants are subject to a three-year lock-up provision, based on continuation of the alliance, and have an exercise price of $10.00 per share. The warrants are exercisable, in whole or in part, at any time through January 8, 2006. At any time after January 8, 2002, the warrants may be exercised by means of a cashless exercise.

  Other Related Transactions

   Each of Messrs. Ferry, Spaulding, Bellantuoni and Silk have borrowed money from the Company in order to pay federal, state and local tax obligations with respect to the vesting or issuance of shares of Restricted Stock. In 2001, Messrs. Ferry, Spaulding and Bellantuoni issued consolidated promissory notes for such borrowings in the principal amounts of $1,063,941.33, $101,727.84 and $85,065.96, respectively. In 2001, Mr. Silk issued two separate promissory notes for such borrowings in the amounts of $28,219.48 and $15,495.68. All of the loans bear simple interest at the applicable federal rate. Except in the case of a change in control or with respect to any portion of the principal or interest forgiven, all principal and accrued interest must be repaid in full 90 days after the termination date of the respective executive officer's employment with the Company. On each anniversary date of the making of the aforementioned loans on which the respective executive officer is an employee of the Company, the Company will forgive 20% of the principal amount of the loans, plus accrued interest during each such annual period. If a change in control should occur during the employment of any of the respective executive officers, the Company will forgive the outstanding principal amount of his loan plus accrued interest.

   During 2001, the largest aggregate amount of indebtedness outstanding by Messrs. Ferry, Spaulding, Bellantuoni and Silk in connection with the above described loans was $1,079,298, $103,196, $86,294 and $44,621, respectively. As of March 1, 2002, the total amount outstanding under each of the above loans, including interest, was $1,084,002, $103,654, $86,676, $28,754 and $15,668, for
each of Messrs. Ferry, Spaulding, Bellantuoni, and Silk, respectively. In addition, in connection with these loans, Messrs. Spaulding, Bellantuoni and Silk have pledged a total of 27,200, 24,000 and 30,000 shares of Common Stock owned by them, respectively, as collateral.

   On April 2, 2001, the Company repurchased 20,000 shares of Common Stock from Mr. John Burton under the Company's stock buyback program at an aggregate price of $98,750.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed by reporting persons of the Company ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during 2001, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of three directors who are not employees of the Company. The Compensation Committee is responsible for determining the compensation of each executive officer, as delegated by the Board of Directors.

   The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is generally guided by the following principles: (1) the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions;
(2) individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives; and (3) the Company should strive to achieve equitable relationships both between the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

   The compensation of the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, consists of a combination of base salary, annual incentive bonuses, equity-based compensation and long-term incentives.

   Base Salary. The Compensation Committee determines the base salary for each executive officer, including the Chief Executive Officer, by reviewing the salaries for competitive positions in the Company's industry, the historical compensation levels of the executives, the individual performance of the executives in the preceding year and salary levels required by any applicable employment agreements. In fixing the base salary of each executive officer in 2001, the Compensation Committee reviewed market data from outside resources showing salary data for companies within the same industry sector and with revenues comparable to those of the Company. The Compensation Committee considered the market data as a basis for its subjective assessment that the salaries established by it for 2001, including the base salary of Mr. Ferry, were competitive as compared to the salaries of executive officers of companies within the industry.

   Annual Incentive Awards. In 2001, the Company awarded annual incentive bonuses under the Company's Executive Bonus Plan. Bonuses under the Executive Bonus Plan are determined by the Compensation Committee based upon the achievement of specified objective and subjective Company financial and executive personal goals, in relation to an executive's annual salary. With respect to all executive officers other than Mr. Ferry, the Compensation Committee works with Mr. Ferry to establish appropriate financial targets for the Company, and with respect to certain executive officers, personal goals upon which to base bonus compensation under the Executive Bonus Plan. The weighting between total Company financial goals versus personal and team goals varied by position based upon the subjective determinations of the Compensation Committee. The Compensation Committee establishes the specific objectives for Mr. Ferry. In 2001, such objectives for Mr. Ferry were tied to revenue, EBITDA and cash management.

   Stock-Based Compensation. Awards of stock options and Restricted Stock are designed to more fully align the long-term interests of the Company's executive officers and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and Restricted Stock and subjectively determines the number of shares subject to each award. The size of awards is generally intended by the Compensation Committee to reflect the executive officer's position with the Company and his contributions to the Company. The Compensation Committee considered options and Restricted Stock awarded in prior years when determining awards for 2001. Options are generally granted at market value and thus will have value to an executive only if the Company's stock price increases.

   Effective February 2001, the Company's 1995 Employee Stock Purchase Plan was suspended. Through January 2001 this Plan was available to all eligible employees of the Company, including executive officers. This Plan generally permitted employees to purchase shares of Common Stock, through payroll deductions, at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever was lower.

   Long Term Incentive Program. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders. Consequently, in 2000 the Board of Directors implemented a Long Term Incentive Program designed to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances.

   Restricted Stock awards granted under the Long Term Incentive Program are structured so as to provide each executive with a long-term incentive to remain with the Company, as they are subject to the Company's right of repurchase in the event of termination of employment prior to specified dates. In addition, upon a change in control the Restricted Stock awards become 100% vested and no longer subject to a right of repurchase by the Company. The size of each executive's Restricted Stock award is determined by the Compensation Committee and is generally intended to reflect the executive's position with and contributions to the Company. There were no grants of Restricted Stock during 2001.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration factors such as changing business conditions or the officer's performance.

                                          By the Compensation Committee of the
                                            Board of Directors of ePresence,
                                            Inc.

                                          John F. Burton
                                          Albert A. Notini
                                          Fontaine K. Richardson

                         COMPARATIVE STOCK PERFORMANCE

   The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative return on (i) the Nasdaq Market Index (U.S.) (the "Nasdaq Market Index"), and (ii) the total return industry index for Nasdaq Computer & Data Processing Service Stocks (the "Computer & Data Index"). This graph assumes the investment of $100 on December 31, 1996, in the Company's Common Stock, the Nasdaq Market Index and the Computer & Data Index and assumes dividends are reinvested. Measurement points are the last trading days for the fiscal years ending December 31, 1996, 1997, 1998, 1999, 2000 and 2001.

                                    [CHART]


          ePresence Inc.    Computer & Data Index     NASDAQ Market Index
            ---------             ----------               ----------
1996          100                   100                      100
1997           65.28                122.85                   122.32
1998          197.22                219.20                   172.52
1999          444.44                481.64                   304.29
2000           96.53                222.76                   191.25
2001           93.11                174.21                   152.46

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is comprised of three members and acts under a written charter first adopted and approved by the Board of Directors on April 21, 2000. The members of the Audit Committee currently are Messrs. Rando, Richardson and Wadsworth. Each of the members of the Audit Committee is independent, as defined by its charter and the rules of The Nasdaq Stock Market.

   Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses the following matters with the Company's management, independent auditors and internal accounting, financial and auditing personnel:

   . the plan for, and the independent auditors' report on, each audit of the Company's annual financial statements;

   . the plan for, and the independent auditors' review of, the Company's quarterly financial statements;

   . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

   . management's selection, application and disclosure of critical accounting policies;

   . changes in the Company's accounting practices, principles, controls or methodologies;

   . significant developments or changes in accounting rules applicable to the Company; and

   . the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended 2001 and discussed these financial statements with the Company's management and the independent auditors. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP ("Andersen"), the Company's independent auditors. SAS 61 requires Andersen to discuss with the Company's Audit Committee, among other things, the following:

   . methods to account for significant unusual transactions;

   . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

   . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

   . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2001.

                                          By the Audit Committee of the Board
                                            of Directors of ePresence, Inc.

                                          John J. Rando
                                          Fontaine K. Richardson
                                          Robert M. Wadsworth

              PROPOSAL 2--AMENDMENT OF 2001 STOCK INCENTIVE PLAN

   The Board of Directors believes that the success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The Company currently is authorized to issue stock options and other stock-based awards under its 2001 Stock Incentive Plan (the "2001 Plan") for the purchase of an aggregate of 1,200,000 shares of the Company's Common Stock (subject to proportionate adjustment for stock splits and other changes in the Company's capitalization). As of March 22, 2002, the number of shares available for future grant under the 2001 Plan was 384,100. Accordingly, on January 25, 2002, the Board adopted, subject to stockholder ratification and approval, an amendment to the 2001 Plan increasing the number of shares of Common Stock available for issuance under the 2001 Plan from 1,200,000 shares to 1,950,000 shares (subject to proportionate adjustment for stock splits and other changes in the Company's capitalization).

   The Board of Directors believes that the amendment to the 2001 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

   The following is a brief summary of the provisions of the 2001 Plan. This summary is qualified in all respects by reference to the full text of the 2001 Plan, copies of which are available upon request to the Treasurer of the Company.

   The 2001 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, performance shares and awards of Restricted Stock and unrestricted stock ("Awards"). No Award may be made under the 2001 Plan after January 29, 2011, but Awards previously granted may extend beyond that date. The 2001 Plan may be sooner terminated by the Board of Directors, which has the power to amend or terminate the 2001 Plan at any time.

  Administration

   The 2001 Plan is administered by the Board of Directors, which may delegate the authority to administer the 2001 Plan to a Committee, including to the Compensation Committee. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. No amendment to the 2001 Plan may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

  Incentive Stock Options and Nonstatutory Options

   Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at an option price and subject to such terms and conditions as are specified at the time of the grant. The 2001 Plan provides that the number of shares of Common Stock with respect to which options may be granted to any employee may not exceed 800,000 during any two consecutive calendar year period. Incentive stock options and options which the Board or Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations).

  Restricted Stock

   Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the Company's right to repurchase all or part of such shares at their issue price in the event that conditions specified in the applicable Award are not satisfied prior to specified dates. Conditions for repurchase may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives. The issue price for each share of Restricted Stock is determined by the Board, but may not be less than the par value of the Common Stock.

  Eligibility

   All of the employees, officers, directors, consultants and advisors of the Company and its subsidiaries who are expected to contribute to the Company's future growth and success are eligible to participate in the 2001 Plan. Incentive stock options may only be granted to persons eligible to receive incentive stock options under the Code. As of March 22, 2002, approximately 215 people were eligible to participate in the 2001 Plan. On March 22, 2002 the closing sale price of the Company's Common Stock on the Nasdaq National Market was $4.01.

   The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

   Since the adoption of the 2001 Plan last year, the following persons and groups received options under the 2001 Plan to purchase the number of shares listed: all current executive officers as a group--350,000 shares; employees who are not executive officers--465,900 shares; directors and the nominee for director who are not executive officers of the Company--0 shares; associates of the Company's executive officers, directors and the director nominee--0 shares; and William Ferry--350,000 shares. No person other than Mr. Ferry has received options under the 2001 Plan to purchase 5% or more of the options granted under this Plan.

  Federal Income Tax Consequences

   The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2001 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

   Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." A participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

   If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

   Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

   With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

   Restricted Stock. A participant will not recognize taxable income upon the grant of a Restricted Stock Award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

   Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or the day after the Award is granted if a Section 83(b) Election is made.

   Tax Consequences to the Company. The grant of an Award under the 2001 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including in connection with a Restricted Stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Independent Public Accountants

   The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP ("Andersen") as the Company's independent auditors for the current fiscal year. Andersen replaces PricewaterhouseCoopers LLP ("PWC"), whom the Audit Committee voted to dismiss on November 27, 2001. PWC acted as the Company's certifying auditors for the years ended December 1999 and 2000.

   During the Company's two most recently completed fiscal years and through November 27, 2001, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. PWC reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   The Company engaged Andersen as the Company's independent public accountants effective as of November 27, 2001 for the fiscal year ending December 31, 2001. The Audit Committee of the Company's Board of Directors approved the engagement. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Andersen, neither the Company nor anyone on its behalf consulted with Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company financial statements, and neither a written report nor oral advice was provided to the Company by Andersen that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

   The following is certain information concerning any amounts billed or expected to be billed by Andersen to the Company during 2001:

   Audit Fees. An aggregate of $91,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2001.

   Financial Information Systems Design and Implementation Fees. Andersen did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

   All Other Fees. An aggregate of $59,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

   Our Board of Directors has not yet made a determination as to the selection of independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2002.

   Representatives of Andersen are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

   Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") must be received by the Clerk of the Company at its offices, 120 Flanders Road, Westboro, Massachusetts 01581 on or before December 6, 2002.

   If a stockholder of the Company wishes to nominate a director or present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to be received by the Clerk of the Company at the principal offices of the Company, on or after February 8, 2003, but prior to March 11, 2003; provided, however, that if the date of the 2003 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from May 9, 2003, a stockholder's notice of a nomination or proposal must be received by the Clerk not earlier than the ninetieth day prior to the 2003 Annual Meeting and not later than the close of business on the later of (i) the sixtieth day prior to the 2003 Annual Meeting and (ii) the tenth day following the day on which notice of the date of the 2003 Annual Meeting was mailed or public disclosure of the date of the 2003 Annual Meeting was made, whichever occurs first. No stockholder nomination or proposal is required to be considered unless it is presented in accordance with the requirements of the Company's By-laws and the Securities Exchange Act of 1934. The persons designated in the Company's proxy card will be granted discretionary authority with respect to any stockholder proposal to the full extent permitted by the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. In addition, the Company retains the right to engage outside agencies to assist in the solicitation of proxies for the Annual Meeting. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will, at their request, reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          RICHARD M. SPAULDING,
                                          Senior Vice President and
                                          Chief Financial Officer,
                                          Treasurer and Clerk

April 5, 2002

   The Board of Directors hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

                                                                     Appendix A

                                ePresence, Inc.

                           2001 Stock Incentive Plan

SECTION 1.   Purpose

   The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of ePresence, Inc. (the "Company") by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

SECTION 2.   Definitions

   "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

   "Board" means the Board of Directors of the Company.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   "Committee" means a committee or subcommittee of the Board appointed by the Board to administer the Plan.

   "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

   "Company" means ePresence, Inc. and, except where the content otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

   "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

   "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

   "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

   "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

   "Participant" means a person selected by the Board to receive an Award under the Plan.

   "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

   "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

   "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

   "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

   "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

   "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

SECTION 3.   Administration

   The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

SECTION 4.   Eligibility

   All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

SECTION 5.   Stock Available for Awards

   (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 1,200,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

   (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances, notwithstanding any limitations on Options set forth in Section 6.

SECTION 6.   Stock Options

   (a) General.

      (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Subject to adjustment as provided in Subsection 5(b) above, the maximum number of shares with respect to which Options may be granted to any employee under the Plan shall not exceed 800,000 shares of Common Stock during any two consecutive calendar year period. For purposes of calculating such maximum number, (a) an Option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding Option or the issuance of a new Option in substitution for a cancelled Option shall be deemed to constitute the grant of a new additional Option separate from the original grant of the Option that is repriced or cancelled.

      (ii) The Board shall establish the exercise price at the time each option is awarded. In the case of Incentive Stock options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

      (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such options or, to the extent permitted by the Board at or after the award of the option, by (A) delivery of vested shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

      (v) The Board may provide for the automatic award of an option upon the delivery of shares to the Company in payment of the exercise price of an option for up to the number of shares so delivered.

      (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

   (b) Incentive Stock Options.

   Options granted under the Plan which are intended to be Incentive Stock options shall be subject to the following additional terms and conditions:

      (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The option exercise period shall not exceed ten years from the date of grant.

      (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

          (y) The option exercise period shall not exceed five years from the date of grant.

      (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

      (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three month period shall be treated as the exercise of a Nonstatutory Stock option under the Plan;

          (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

          (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock option may be exercised within the period of one year after the date of disability (or within such lesser period as may be specified in the option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

SECTION 7.   Stock Appreciation Rights

   (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

   (b) Stock Appreciation Rights may be granted in tandem with, or independently of, options granted under the Plan. A Stock Appreciation Right granted in tandem with an option which is not an Incentive Stock option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock option may be granted only at the time the Option is granted.

   (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

      (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

      (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

      (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

      (iv) The Stock Appreciation Right will be transferable only with the related Option.

      (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the option exceeds the exercise price of such option.

   (d) A Stock Appreciation Right not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Board may specify.

   (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

SECTION 8.   Performance Shares

   (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

   (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

   (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

   (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.   Restricted and Unrestricted Stock

   (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

   (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

   (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

   (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

   (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

SECTION 10.   General Provisions Applicable to Awards

   (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

   (b) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

   (c) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

   (d) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

   (e) Mergers, Etc. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding
Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable and to the extent the exercise price does not exceed the Acquisition Price) and (B) the aggregate exercise price of all such outstanding options or SARs in exchange for the termination of such Options and SARs, and
(iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

   (f) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in vested shares of Common Stock, including vested shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

   (g) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

   (h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

   (i) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and
(iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

SECTION 11.   Miscellaneous

   (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

   (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

   (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

   (d) Effective Date and Term. Subject to the approval of the stockholders of the Company, the Plan shall be effective on January 29, 2001. Prior to such approval, Awards may be made under the Plan expressly subject to such approval. No Award may be made under the Plan after January 29, 2011, but Awards previously granted may extend beyond that date.

   (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

   (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                                ePresence, Inc.

                                Amendment No. 1
                                      to
                           2001 Stock Incentive Plan

   Section 5(a) of the 2001 Stock Incentive Plan (the "Plan") of ePresence, Inc., a Massachusetts corporation, is hereby amended, subject to stockholder approval, to increase from 1,200,000 to 1,950,000 the number of shares of Common Stock authorized for issuance under the Plan.

                                        Adopted by the Board of Directors
                                        on January 25, 2002


                                                                                                          Appendix B
                                                                                                          ----------

|X|  PLEASE MARK VOTES                                          1.   Election of one Class I      For           Withheld from
     AS IN THIS EXAMPLE                                              Director to serve for the    Nominee       the Nominee
                                                                     ensuing three years.         [_]           [_]
                                                                          John J. Rando

                     ePRESENCE, INC.


          Please read the reverse side of this card.
    A vote FOR each proposal is recommended by the Board of
                          Directors.

                                                                2.   Ratification and approval    For       Against    Abstain
                                                                     of the amendment to the
Mark box at right if an address change or comment       [_]          Company's 2001 Stock         [_]       [_]        [_]
has been noted on the reverse side of this card.                     Incentive Plan increasing
                                                                     from 1,200,000 to
                                                                     1,950,000 the number
                                                                     of shares of the
                                                                     Company's Common Stock
                                                                     authorized for issuance
                                                                     under such plan.



                                             -------------------
Please be sure to sign and date this Proxy.  Date
----------------------------------------------------------------

----------------------------------------------------------------
     Stockholder sign here                   Co-owner sign here
---------------------------------------------------------------
DETACH CARD                                                          DETACH CARD

                                 ePRESENCE, INC.

Dear Stockholder:


Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 9, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


ePresence, Inc.

                                 ePRESENCE, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         Annual Meeting of Stockholders
                                   May 9, 2002

The undersigned, revoking all prior proxies, hereby appoint(s) William P. Ferry and Richard M. Spaulding, and each or either of them, with full power of substitution, as proxies for the undersigned to act and to vote, with respect to all shares of the stock of the Company which the undersigned may be entitled to act or vote upon, at the 2002 Annual Meeting of Stockholders of ePresence, Inc., and at any adjournment or adjournments thereof, as designated herein upon all matters referred to on the reverse side and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting. None of the following proposals is conditioned upon the approval of any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEE AND FOR PROPOSAL 2.

--------------------------------------------------------------------------------
            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorizing person.

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HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

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